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                                   EXHIBIT 99





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Contact:
Frank Ryan (508) 967-7038
Ed Pignone (508) 967-4912


 WANG TO ACQUIRE LEADING WORKFLOW AND IMAGING SOFTWARE FOR MICROSOFT WINDOWS NT
                                    SYSTEMS

                         SHIPMENT TO BEGIN THIS QUARTER
                MAJOR ORDER FROM CHASE MANHATTAN BANK ANNOUNCED

Billerica, Mass. (July 17, 1995) -- Wang (NASDAQ:WANG) announced today that it will acquire Sigma Imaging Systems, Inc., a privately held company that designs and markets state-of-the-art workflow and imaging software for paper-intensive businesses, including insurance, banking, finance, utilities, and government.

    These new products enable Wang to benefit immediately from the revenue growth opportunities made possible by its alliance with Microsoft. The products, which are available this quarter, provide customers the scalable, enterprise-wide processing power required for high-volume, image-based transaction processing for the Microsoft Windows 95 and Windows NT environments. As part of the alliance, Microsoft has designated Wang as its preferred vendor of workflow and imaging software.

    Paul Maritz, group vice president, platforms group at Microsoft, said, "We are pleased that Wang is offering customers high-volume, enterprise-wide workflow and imaging software specifically designed for the Microsoft Windows NT operating system and Microsoft BackOffice products. Wang now offers superb workflow and imaging products native to

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Microsoft platforms and applications, and we look forward to working with Wang in our ongoing relationship."

PROVEN PRODUCTS AND TECHNOLOGIES

    The Sigma product family is specifically designed to complement Microsoft's BackOffice suite of Windows NT server applications. This is the only software commercially available now that can fully meet the high-volume workflow and imaging needs of the most demanding customers.

    Sigma systems are modular and can easily grow from a small departmental system to a very large environment, processing over 500,000 pages per day. Sigma systems can also route and track electronic work packets among thousands of workers throughout large organizations. Additionally, Sigma offers patented remote workstation software that makes imaged documents available with minimal response time at off-site locations such as branch offices or employees' homes.

    The Chase Manhattan Bank today announced that it has signed an enterprise-wide software license agreement to install Sigma's imaging and workflow products throughout Chase's global operations. Craig Goldman, chief information officer at Chase, said, "In our evaluation of software vendors, we were impressed most by Sigma's software and by Wang's commitment to product enhancements, its worldwide support, funding for development, worldwide leadership in imaging and workflow, and its alliance with Microsoft.

    "The Chase/Wang partnership will enable us to maintain our industry technology leadership and support our internal and external customers with the most advanced image technology products available in the marketplace."

    Sigma has over 200 installations worldwide. Sigma customers include Empire BlueCross BlueShield, the New Jersey Department of Labor, the French National Patent Office, Conrail, the Allied Irish Bank, and Consolidated Edison of New York.
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    Ed Glister, a senior project manager at Consolidated Edison, said, "For over two years, Con Edison has been using Sigma technology to improve responsiveness and productivity in our customer service and accounts payable departments. Sigma's systems support over 600 users and provide direct access to several million pages of information.

    "We have committed to Microsoft standards and platforms, including Windows NT for enterprise-wide work management, and are currently installing Sigma's software running on Windows NT. As enthusiastic supporters of Sigma, we are delighted that their organization is joining forces with Wang."

    Unisys Corporation is a strategic development and marketing ally of Sigma, with Sigma technology forming an integral part of Unisys' InfoImage Folder, one of the industry's leading high-volume production workflow and imaging solutions. This key strategic relationship will continue, creating new distribution channels and new revenue growth opportunities for Wang.

    "Through our close development and licensing relationship with Sigma, we know that Sigma has excellent workflow and imaging technology," said James Mavel, vice president and general manager, Unisys Imaging Systems Division. "We look forward to continuing this partnership with Wang that will bring leading-edge Windows NT imaging technology and solutions to a wider market."

    Sigma products are sold internationally in Europe, Australia, and Singapore. In Japan they are sold by Marubeni Electronics. Sigma offers one of the industry's only workflow and imaging products designed specifically for the Japanese language. Its first such system was installed in 1993, and Sigma customers in Japan include Chuutaikin and Nihon Seiko.

FINANCIAL TERMS

    Wang will pay approximately $20 million for Sigma, consisting of $15 million in cash and $5 million in Wang

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common stock.  Approximately $9 million in cash will be paid at the end of July
1995, when the transaction is expected to close, and an additional $6 million will be paid in the third quarter of fiscal 1996. The common stock will be delivered in the third quarter of fiscal 1997. The acquisition has been approved by the board of directors of both companies and is not subject to a Hart Scott Rodino Act review.

OPPORTUNITIES FOR GROWTH

    Joseph M. Tucci, chairman of the board and chief executive officer of Wang, said, "As a result of this acquisition, Wang can begin commercial shipments this quarter of superior workflow and imaging software designed specifically for Windows NT and accelerate the opportunities for revenue growth made possible by Wang's recently announced alliance with Microsoft.

    "Sigma's software is a next generation, proven solution, designed to meet the processing needs of large organizations. Windows NT is becoming a strategic platform-of-choice for enterprise-wide workflow and imaging applications because of its high performance, scalability, ease-of-use, and cost effectiveness. With superior Windows NT software, one of the world's largest workflow and imaging sales organizations, and an extensive network of technology and services partners, Wang is in an excellent position to expand its presence significantly."

 THE WANG-MICROSOFT ALLIANCE

    As part of Wang's alliance with Microsoft, which was announced in April 1995, Wang was designated Microsoft's preferred vendor of imaging and workflow software, and Wang imaging technology will be incorporated as standard desktop features in future releases of Windows 95 and Windows NT. This will bring Wang's leading imaging software to millions of people, making imaging a pervasive and
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inexpensive mainstream application, and accelerating the deployment of workflow as a widely used business productivity tool.

    Additionally, Wang and Microsoft will cooperate in defining work management APIs to enable applications to use workflow functions. Wang and Microsoft will also participate in joint marketing activities to promote the sale of Wang workflow products on Microsoft platforms, including Windows NT.

    "Building upon our alliance with Microsoft, Wang can now market Windows 95 and Windows NT enterprise work management products to customers who will benefit from adding workflow to their systems and from expanding their imaging capability beyond the desktop client," Mr. Tucci concluded.

    Wang noted that development of ImageVue, the software that will be incorporated in future releases of Microsoft Windows 95 and Windows NT, is on schedule and is expected to be included in Windows 95 by the end of calendar year 1995. ImageVue is a full featured product that will enable users to create image documents by scanning paper documents or from incoming faxes; easily add image documents to Windows applications through OLE; distribute and route image documents with e-mail, and integrate imaging with business applications through OLE automation and OLE controls.

SIGMA'S FUTURE

    Sigma's headquarters and development team are located in New York City. They will become part of the Wang Software Business, led by Wang president Donald P. Casey, but will remain in New York. Sigma's co-founder and president, William N. Stratigos, D.D.S., and its co-founder and vice-president, Mordechai Beizer, will become Software Business vice presidents, with key roles in leading Wang's Windows NT production systems development center.

    Dr. Stratigos said, "The entire Sigma team is delighted that Wang has chosen our technology for its Windows NT workflow and imaging
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product family.  With Microsoft participating in joint marketing activities,
Wang's worldwide sales team will be working to make our technology the de facto standard in workflow and imaging software for Windows NT. We look forward to being an integral part of this effort."
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